UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2007

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Second Amended and Restated Loan Agreement

On March 9, 2007, the Mohegan Tribal Gaming Authority (the “Authority”) entered into a Second Amended and Restated Loan Agreement (the “Bank Credit Facility”) for up to $1.0 billion from a syndicate of 23 institutions and commercial banks, with Bank of America, N.A. serving as Administrative Agent. The total commitment on the new facility may be increased to $1.25 billion at the request of the Authority. The five-year senior secured revolving credit facility includes a $300.0 million term loan conversion provision which is triggered upon the initial accumulation of $300.0 million in total borrowings on the Bank Credit Facility. The term loan will mature in quarterly installments of $750,000 after the conversion date until the maturity date of March 9, 2012, upon which the remaining balances outstanding on the term loan and any revolving loans are payable. The Bank Credit Facility will be used to refinance outstanding balances on the Authority’s existing $450.0 million bank credit facility and for working capital and other business purposes, including the financing of the Project Horizon expansion at Mohegan Sun and the Phase II expansion at Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania. The Bank Credit Facility permits up to $800.0 million and $200.0 million in total capital expenditures for Project Horizon and the Phase II expansion at Mohegan Sun at Pocono Downs, respectively. The Authority estimates total capital expenditures for Project Horizon and the Phase II expansion at Mohegan Sun at Pocono Downs to be approximately $740.0 million and $180.0 million, respectively.

The Bank Credit Facility is collateralized by a lien on substantially all of the Authority’s assets, including the assets comprising Mohegan Sun at Pocono Downs, and upon obtaining necessary consents, a leasehold mortgage on the land and improvements which comprise Mohegan Sun. The Authority will also be required to pledge additional assets as collateral for the Bank Credit Facility as it or its guarantor subsidiaries acquire them. The Bank Credit Facility subjects the Authority to a number of restrictive covenants, including financial covenants. These financial covenants relate to, among other things, its permitted total debt and senior debt leverage ratios, its minimum fixed charge coverage ratio, the Authority’s maximum capital expenditures and an in-balance test pertaining to the Authority’s construction expenditures. The Bank Credit Facility includes non-financial covenants by the Authority and the Mohegan Tribe of Indians of Connecticut (“the Tribe”) of the type customarily found in loan agreements for similar transactions. Such covenants include provisions that require the Tribe to preserve its existence as a federally recognized Indian tribe and to cause the Authority to continually operate Mohegan Sun in compliance with all applicable laws; and except under specific conditions, limit the Authority from selling or disposing of its assets, limit the ability of the Authority and its guarantor subsidiaries to transfer their respective assets to non-guarantor subsidiaries, limit the incurrence by the Authority and its guarantor subsidiaries of other debt or contingent obligations and limit the Authority’s and its guarantor subsidiaries’ ability to extend credit, make investments or commingle their assets with assets of the Tribe.

At the Authority’s option, each advance of loan proceeds accrues interest on the basis of a base rate or on the basis of a one-month, two-month, three-month, six-month or twelve-month Eurodollar rate, plus in either case, the applicable spread based on the Authority’s Total Leverage Ratio, as defined in the Bank Credit Facility, at the time each loan is made. The Authority also pays commitment fees for the unused portion of the revolving loan on a quarterly basis equal to the product obtained by multiplying the applicable spread for commitment fees by the average daily unused commitment for that calendar quarter. The applicable spread for base rate advances is between 0.000% and 1.125%, and the applicable spread for Eurodollar rate advances is between 1.250% and 2.375%. The applicable spread for commitment fees is between 0.200% and 0.350%. The base rate is the higher of Bank of America’s announced prime rate or the federal funds rate plus 0.50%. Interest on Eurodollar loans is payable at the end of each applicable interest period or quarterly in arrears, if earlier. Interest on base rate advances is payable quarterly in arrears.

On March 9, 2007, the Authority made initial advances on the Bank Credit Facility totaling $62.0 million. The proceeds from these advances were used to refinance the Authority’s existing bank credit facility and to pay costs related to entering into the Bank Credit Facility.

A copy of the Bank Credit Facility is attached hereto as exhibit 10.1 and is incorporated herein by reference.

Menominee Indian Tribe of Wisconsin Development Agreement

The Authority has formed a wholly owned subsidiary Mohegan Ventures Wisconsin, LLC (“MVW”), one of two members in Wisconsin Tribal Gaming, LLC (“WTG”), whose other member is Mohegan Ventures, LLC, a wholly owned subsidiary of the Tribe. On March 12, 2007, WTG purchased from Kenesah Gaming Development, LLC (“KGD”) its rights as developer under the Development Agreement among the Menominee Indian Tribe of Wisconsin, the Menominee Kenosha Gaming Authority and KGD (“Development Agreement”) and related assets owned by KGD. The Development Agreement provides to WTG the exclusive rights to develop a planned casino and destination resort to be located in Kenosha, Wisconsin in exchange for development fees of 13.4% of Available Revenue Flow, as defined in the Development Agreement, which approximates net income from the planned project.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

10.1	Second Amended and Restated Loan Agreement, dated as of March 9, 2007, by and among the Mohegan Tribe of Indians of Connecticut, the Mohegan Tribal Gaming Authority, the Lenders named therein and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: March 15, 2007	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board